EXHIBIT 10.9

AMENDMENT NO. 1 TO PROMISSORY NOTE

This Amendment No. 1 to Promissory Note (“Amendment”) is made as of January 1, 2026, between Aimei Health Technology II Co., Ltd (“Maker”), and the Aimei Investment II Ltd or its/his successors or assigns, (“Payee”).

Reference is hereby made to that certain Promissory Note dated November 29, 2024 (the “Original Note”), by Maker to the Payee in the principal amount of up to Four Hundred Thousand Dollars ($400,000.00). The Original Note as amended by this Amendment is referred to as the “Original Note”. Capitalized terms used herein shall have the meanings ascribed thereto in the Original Note unless otherwise defined herein.

The following sections in the Original Note are amended and restated or added as follows:

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Principal and Drawdowns. Maker and Payee agree that Maker may request up to Six Hundred Thousand Dollars ($600,000.00) for costs reasonably related to Maker’s initial public offering of its securities. The principal of this Note may be drawn down from time to time by written request by Maker to Payee up until the full amount has been drawn. The principal balance of this Note shall be repayable on the earlier of (i) June 30, 2027, (ii) the date on which Maker consummates an initial public offering of its securities (“IPO”) or (iii) the date on which Maker determines to not proceed with such IPO.

This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original, and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or other electronic signatures (including .pdf signatures transmitted via electronic mail) shall be as effective as delivery of a manually executed counterpart hereof. This Amendment shall only be effective as a binding legal agreement among the parties after signed counterparts have been exchanged among the parties. The submission of a draft of this Amendment to any party is not intended as an offer. The parties may terminate negotiation at any time prior to the exchange of signed counterparts among the parties and no duty of

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first hereinabove written.

AIMEI HEALTH TECHNOLOGY II CO., LTD

By:	/s/ Heung Ming Wong
Name:	Heung Ming Wong
Title:	Chief Executive Officer, Chief Financial Officer and Director

Acknowledged and Accepted:

AIMEI INVESTMENT II LTD

By:	/s/ HUANG HAN
Name:	HUANG HAN
Title:	Director

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good faith or fair dealing shall apply to the negotiation among the parties prior to the exchange of signed counterparts among the parties.

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